UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

SEANIEMAC INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	20-4292198
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

780 New York Avenue, Suite A, Huntington, New York	11743
(Address of principal executive offices)	(Zip Code)

(386) 409-0200
Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

On November 20, 2015 the Board of Directors of Seaniemac International, Ltd. (the “Company”) determined that the Company’s financial statements for the year ended December 31, 2013 (the “Financial Statements”) included in its Annual Report on Form 10-K filed with the SEC on October 20, 2014 (the “Form 10-K”) could not be relied on.

Subsequent to the filing of the Form 10-K, the Company reviewed its accounting methodology relating to its sales and related currency translation exchange rate in December 2013. In addition, the Company believes that the presentation of cash on the previously issued balance sheets did not fully disclose that the funds were in receivable-related parties account. The description will be revised on the face of the consolidated balance sheets to indicate that the receivable-related parties account.

The restatement pertains to the fourth quarter ended December 31, 2013 and has no effect on the previously filed first to third quarterly reports for the year ended December 31, 2013.

Accordingly, the Financial Statements will be restated to correct the accounting errors discussed above and included in its Form 10-K for the year ended December 31, 2014 which the Company expects to file within 30 days from the date of this report.

The matters set forth in this Form 8-K have been discussed with the Company’s independent registered public accounting firm, RBSM LLP and its former independent registered public accounting firm, Baker Tilly Virchow Krause, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEANIEMAC INTERNATIONAL, LTD.

Date: November 20, 2015	By:	/s/ Barry M. Brookstein
Barry M. Brookstein, Chief Executive Officer and Chief Financial Officer